Exhibit 99.2
LION OIL COMPANY AND SUBSIDIARIES
Consolidated Financial Statements
April 30, 2010 and 2009
(With Independent Auditors’ Report Thereon)

Independent Auditors’ Report
The Board of Directors and Stockholders
Lion Oil Company and Subsidiaries:
We have audited the accompanying consolidated balance sheets of Lion Oil Company and subsidiaries (the Company) as of April 30, 2010 and 2009, and the related consolidated statements of earnings (loss), stockholders’ equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Lion Oil Company and subsidiaries as of April 30, 2010 and 2009, and the results of their operations and their cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.
September 8, 2010

LION OIL COMPANY AND SUBSIDIARIES

Consolidated Balance Sheets

April 30, 2010 and 2009

	2010	2009
Assets
Current assets:
Cash and cash equivalents	$14,440,661	21,283,348
Trade accounts and other receivables, less allowances for doubtful accounts of $633,275 in 2010 and $832,000 in 2009	16,181,665	8,527,487
Inventories	165,944,790	116,212,834
Receivable from related party	91,715,985	55,768,626
Refundable income taxes	50,571,901	13,617,520
Prepaid expenses and other current assets	9,743,770	8,834,626
Deferred income taxes	2,063,318	670,974

Total current assets	350,662,090	224,915,415

Property and equipment	782,716,954	681,152,413
Less accumulated depreciation	219,172,426	195,092,157

Net property and equipment	563,544,528	486,060,256

Deferred turnaround costs, less accumulated amortization of $9,187,187 in 2010 and $578,538 in 2009	54,723,815	8,461,115
Estimated environmental remediation costs recoverable from others	1,442,200	1,809,200
Other receivables	6,720,000	8,000,690
Other assets	1,111,301	1,160,738

	$978,203,934	730,407,414

Liabilities and Stockholders’ Equity

Current liabilities:
Trade accounts payable	$139,998,278	115,308,449
Accrued expenses and other current liabilities	24,407,327	35,421,462
Inventory due under finished product exchange agreements	2,445,067	2,196,975

Total current liabilities	166,850,672	152,926,886

Term note payable to related party	455,368,051	268,513,137
Estimated environmental remediation liability	3,564,000	5,267,400
Deferred income taxes	85,744,381	38,374,123

Stockholders’ equity:
Common stock of $0.10 par value. Authorized 12,000,000 shares; issued and outstanding 8,291,442 shares	829,144	829,144
Additional paid-in capital	8,217,190	8,217,190
Retained earnings	257,630,496	256,279,534

Total stockholders’ equity	266,676,830	265,325,868

Commitments and contingencies
	$978,203,934	730,407,414

See accompanying notes to consolidated financial statements.

LION OIL COMPANY AND SUBSIDIARIES
Consolidated Statements of Earnings (Loss)
Years ended April 30, 2010 and 2009

	2010	2009
Net sales	$1,899,443,256	2,255,317,062
Cost of sales	1,839,500,555	2,225,401,403

	59,942,701	29,915,659

Depreciation and amortization	37,432,060	22,368,914
Operating expenses	8,572,673	8,205,372
General and administrative expenses	5,338,924	5,071,637
Marketing expenses	1,440,586	1,737,280
Management fee	752,418	—
Recoveries from insurance proceeds	(6,819,256)	—

Operating income (loss)	13,225,296	(7,467,544)

Other income (expense):
Interest and other financing costs, net of amounts capitalized	(10,496,362)	(3,617,496)
Miscellaneous, net	280,737	345,995

	(10,215,625)	(3,271,501)

Earnings (loss) before income taxes	3,009,671	(10,739,045)

Income tax (expense) benefit	(1,658,709)	3,848,816

Net earnings (loss)	$1,350,962	(6,890,229)

See accompanying notes to consolidated financial statements.

LION OIL COMPANY AND SUBSIDIARIES
Consolidated Statements of Stockholders’ Equity
Years ended April 30, 2010 and 2009

			Additional		Total
	Common stock		paid-in	Retained	stockholders’
	Shares	Amount	capital	earnings	equity
Balance at April 30, 2008	8,291,442	$829,144	8,217,190	263,169,763	272,216,097
Net loss	—	—	—	(6,890,229)	(6,890,229)

Balance at April 30, 2009	8,291,442	829,144	8,217,190	256,279,534	265,325,868
Net earnings	—	—	—	1,350,962	1,350,962

Balance at April 30, 2010	8,291,442	$829,144	8,217,190	257,630,496	266,676,830

See accompanying notes to consolidated financial statements.

LION OIL COMPANY AND SUBSIDIARIES
Consolidated Statements of Cash Flows
Years ended April 30, 2010 and 2009

	2010	2009
Increase (decrease) in cash and cash equivalents:
Cash flows from operating activities:
Cash received from customers and sales of accounts receivable	$1,855,841,719	2,321,148,078
Cash paid to suppliers and employees	(1,875,954,415)	(2,234,645,910)
Interest received	37,358	136,044
Other operating income received	229,418	187,676
Interest paid, net of amounts capitalized of $4,474,212 in 2010 and $7,268,687 in 2009	(10,181,117)	(3,423,610)
Proceeds from business interruption insurance settlement	5,465,635	—
Income taxes received, net	7,364,824	7,014,793

Net cash provided by (used in) operating activities	(17,196,578)	90,417,071

Cash flows from investing activities:
Capital expenditures	(122,737,080)	(157,849,077)
Deferred turnaround costs incurred	(54,871,348)	(8,393,697)
Proceeds from property insurance settlement	1,353,621	—
Proceeds from sale of equipment	19,592	69,411

Net cash used in investing activities	(176,235,215)	(166,173,363)

Cash flows from financing activities:
Proceeds from related party financing agreement	1,279,302,635	1,388,379,723
Repayments on related party financing agreement	(1,092,447,721)	(1,308,903,988)
Deferred financing costs	(265,808)	(460,099)

Net cash provided by financing activities	186,589,106	79,015,636

Net increase (decrease) in cash and cash equivalents	(6,842,687)	3,259,344
Cash and cash equivalents at beginning of year	21,283,348	18,024,004

Cash and cash equivalents at end of year	$14,440,661	21,283,348

Supplemental disclosure of cash flow information:
Noncash change related to property and equipment accrued at year end	$(16,423,765)	7,034,081

See accompanying notes to consolidated financial statements.
(Continued)

LION OIL COMPANY AND SUBSIDIARIES
Consolidated Statements of Cash Flows
Years ended April 30, 2010 and 2009

	2010	2009
Reconciliation of net earnings (loss) to net cash provided by (used in) operating activities:
Net earnings (loss)	$1,350,962	(6,890,229)
Adjustments:
Depreciation and amortization	37,432,060	22,368,914
Amortization of deferred financing costs	315,245	193,886
Deferred income taxes	45,977,914	6,949,210
Gain from sale of equipment	(13,961)	(22,275)
Gain on property insurance settlement	(1,353,621)
Fair value adjustment on energy contracts	(3,820,382)	3,788,444
Change in LIFO reserve	16,856,804	(112,700,576)
Changes in operating assets and liabilities:
Trade accounts and other receivables	(8,414,488)	31,830,225
Receivable from related party	(35,947,359)	27,876,627
Inventories	(66,588,760)	228,601,543
Refundable income taxes	(36,954,381)	(2,220,309)
Income taxes payable	—	(1,562,924)
Prepaid expenses and other current assets	(909,144)	1,951,877
Trade accounts payable	41,113,594	(95,068,217)
Accrued expenses and other current liabilities	(3,457,153)	(4,762,403)
Environmental remediation liability and receivable	(3,032,000)	(2,125,000)
Inventory due under finished product exchange agreements	248,092	(7,791,722)

Net cash provided by (used in) operating activities	$(17,196,578)	90,417,071

See accompanying notes to consolidated financial statements.

LION OIL COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements

April 30, 2010 and 2009
(1)	Nature of Business and Summary of Significant Accounting Policies

Lion Oil Company (the Company) is engaged in petroleum refining and related lines of business. It owns and operates a petroleum refinery and crude oil gathering pipelines, product terminals, and related equipment principally located in Arkansas, Louisiana, Tennessee, Mississippi, and Texas.

(a)	Basis of Financial Statement Presentation
The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, J. Christy Construction Co., Inc., a maintenance and construction business, Lion Oil Trading and Transportation, Inc. (LOTT), a crude oil purchasing and distribution business, and the following three pipeline operating subsidiaries: Magnolia Pipeline Company, El Dorado Pipeline Company and Paline Pipeline Company. All significant intercompany balances and transactions have been eliminated in consolidation. The Company is a majority owned subsidiary of Ergon, Inc. (Ergon).
(b)	Inventories
Finished inventories and products in process are stated at the lower of cost (FIFO) or market. At April 30, 2010 and 2009, crude oil inventories are stated at the lower of cost (LIFO) or market. Had cost been determined on the FIFO method at April 30, 2010 and 2009, crude oil inventories would have been higher by approximately $56,097,000 and $39,240,000, respectively. At April 30, 2010 and 2009, approximately 9% and 18%, respectively, of the Company’s inventories are recorded on the LIFO method.
Finished petroleum products due from third parties under exchange agreements are included in inventories and recorded at estimated current cost. Finished petroleum products due to third parties under exchange agreements are recorded at estimated current cost. Adjustments resulting from changes in current cost for refined products due to or from third parties under exchange agreements are reflected in cost of sales. The exchange agreements are generally short-term and are settled by delivering product to or receiving product from the party to the exchange.
(c)	Property and Equipment

Depreciation of equipment is provided over the estimated useful lives of the respective assets (buildings and improvements ranging from 7 to 39 years; refinery and equipment ranging from 2 to 30 years; pipelines and equipment ranging from 7 to 30 years; terminals and equipment ranging from 5 to 15 years; tractors, trailers and automobiles ranging from 5 to 7 years; other equipment ranging from 5 to 10 years) using the straight-line method, except for automotive equipment which is depreciated using a declining-balance method. All property and equipment is carried at cost.

(d)	Revenue Recognition
Revenues from the sale of finished products and exchanges of product that culminate the earnings process are recorded at the time title and risk of ownership pass.
Exchanges of product that do not culminate the earnings process are recorded as inventory and liabilities with no effect on earnings. Inventories under product exchange agreements consisted primarily of finished petroleum products at April 30, 2010 and 2009.
Excise taxes collected from customers and remitted to governmental authorities are accounted for on a net basis and, therefore, are excluded from revenues in the consolidated statements of earnings (loss).
(Continued)

LION OIL COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements

April 30, 2010 and 2009
(e)	Terminaling Costs
Costs related to terminaling finished products are included in operating expenses in the accompanying consolidated financial statements. These costs were approximately $3,400,000 and $3,800,000 for the years ended April 30, 2010 and 2009, respectively.
(f)	Deferred Turnaround Costs
Turnaround costs for major production units of the refinery are deferred and amortized over the period benefited, generally two to four years. Insignificant turnaround costs are charged to expense as incurred.
(g)	Income Taxes
The Company accounts for income taxes using the asset and liability method, under which deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.
Beginning with the adoption of Financial Accounting Standards Board (FASB) Interpretation No. 48, Accounting for Uncertainty in Income Taxes, included in FASB Accounting Standards Codification (ASC) Subtopic 740-10 — Income Taxes Overall, as of May 1, 2009, the Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The adoption of this interpretation did not have a significant impact on the Company’s 2010 consolidated financial statements. Prior to the adoption of Interpretation No. 48, the Company recognized the effect of income tax positions only if such positions were probable of being sustained.
The Company records interest expense and penalties related to unrecognized tax benefits in income tax expense.
(Continued)

LION OIL COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements

April 30, 2010 and 2009
(h)	Cash Equivalents
The Company considers interest bearing accounts with an original maturity of three months or less to be cash equivalents.
(i)	Deferred Financing Costs
Deferred financing costs are amortized using the straight-line method over the term of the related debt agreements. Amortization under the straight-line method approximates that of the effective interest method. Amortization of such costs is included in interest and other financing costs in the accompanying consolidated financial statements.
(j)	Use of Estimates
The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Material estimates that are particularly susceptible to change relate to estimated environmental remediation costs and estimated recoveries of such costs from others.
(k)	Long-Lived Assets
The Company has adopted the provisions of FASB ASC 360-10, Property, Plant and Equipment - Overall. In accordance with ASC 360-10, long-lived assets, such as property and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of an asset group classified as held for sale would be presented separately in the appropriate asset and liability sections of the balance sheet.
(l)	Environmental Matters
The Company is subject to Federal, state, and local environmental laws and regulations. These laws, which are subject to change, regulate the discharge of materials into the environment, and may require the Company to remove or mitigate the environmental effects of the disposal, or release of petroleum or chemical substances. Any future changes in environmental regulations could have an impact on the Company’s financial position. The Company has adopted ASC 410-30, Asset Retirement and Environmental Obligations. ASC 410-30 establishes authoritative guidance regarding the recognition, measurement, and disclosure of environmental remediation liabilities. Environmental expenditures are expensed or capitalized depending on their future economic benefit. Expenditures that relate to an existing condition caused by past operations and that have no future economic benefits are expensed. Liabilities for expenditures of a noncapital nature are recorded on an undiscounted basis when environmental assessment and/or remediation is probable, and the costs can be reasonably estimated. Such liabilities are adjusted as further information develops or circumstances change. Estimated recoveries of costs from other parties are recorded on an undiscounted basis as assets when their realization is deemed probable.
(Continued)

LION OIL COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements

April 30, 2010 and 2009
(m)	Asset Retirement Obligations
The Company has adopted the provisions of ASC 410-30, Asset Retirement and Environmental Obligations. ASC 410-30 requires that the fair value of an asset retirement obligation (ARO) be recorded as a liability in the period in which a legal obligation is incurred associated with the retirement of tangible long-lived assets that result from the acquisition, construction, development, and/or normal use of the assets. A corresponding asset that is depreciated over the life of the related long-lived asset is also recorded. Subsequent to the initial measurement of the asset retirement obligation, the liability is adjusted at the end of each reporting period to reflect the passage of time and changes in the estimated future cash flows underlying the obligation. The Company has not recorded an ARO because sufficient information is presently not available to estimate a range of potential settlement dates for the obligation. Refining assets are consistently being upgraded and are expected to be operational into the foreseeable future. The obligation will be initially recognized in the period in which sufficient information exists to estimate the obligation.
The Company has adopted the provisions of ASC 410-30, Asset Retirement and Environmental Obligations, which requires conditional asset retirement obligations to be recognized if a legal obligation exists to perform asset retirement activities and a reasonable estimate of the fair value of the obligation can be made. ASC 410-30 also provides guidance as to when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. At April 30, 2010 and 2009, no conditional asset retirement obligation was required to be recognized.
(n)	Derivative Financial Instruments
The Company accounts for its raw material and finished product futures and options contracts in accordance with the provisions of ASC 815, Derivatives and Hedging. ASC 815 establishes accounting and reporting standards for derivative instruments and for hedging activities. All derivatives are required to be recognized as either assets or liabilities and measured at fair value (marked-to-market). Changes in fair value are reported either in earnings or other comprehensive income depending on the intended use of the derivative instrument and the resulting designation. Entities applying hedge accounting are required to establish at the inception of the hedge the method used to assess the effectiveness of the hedging derivative and the measurement approach for determining any ineffective aspect of the hedge. At April 30, 2010 and 2009, the Company elected not to designate its derivatives as hedge instruments; therefore, changes in the fair value of the derivatives are recorded each period in current earnings.
(o)	Recent Accounting Pronouncements
In June 2009, the FASB issued guidance which establishes the FASB Accounting Standards Codification (Codification). The FASB Codification became the source of authoritative United States generally accepted accounting principles (GAAP) recognized by the FASB to be applied by nongovernmental entities. The Codification was effective for interim and annual periods ending after September 15, 2009. Pursuant to the provisions of the Codification, the Company updated references to GAAP in the Company’s consolidated financial statements. The Codification did not change GAAP and therefore did not impact the Company’s consolidated financial statements other than the change in references.
(Continued)

LION OIL COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements

April 30, 2010 and 2009
In May 2009, the FASB issued new guidance relative to subsequent events which does not result in significant changes in the subsequent events that an entity reports in its consolidated financial statements. The new guidance requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date; that is, whether that date represents the date the financial statements were issued or were available to be issued. The new guidance was effective for the Company in fiscal 2010, and the required disclosure has been included in note 16 to the consolidated financial statements. The adoption of this new guidance did not have a significant impact on the Company’s consolidated financial statements.
On May 1, 2009, the Company adopted the provisions of FASB ASC Topic 820, Fair Value Measurements and Disclosures, for fair value measurements of nonfinancial assets and nonfinancial liabilities that are recognized or disclosed at fair value in the consolidated financial statements on a nonrecurring basis. The adoption of this new guidance did not have a significant impact on the Company’s consolidated financial statements.
The FASB issued ASU 2009-16, Transfers and Servicing (Topic 860): Accounting for Transfers of Financial Assets (FASB Statement No. 166, Accounting for Transfers of Financial Assets — an amendment of FASB Statement No. 140) in December 2009. ASU 2009-16 removes the concept of a qualifying special-purpose entity (QSPE) from ASC Topic 860, and the exception from applying ASC 810-10 to QSPEs, thereby requiring transferors of financial assets to evaluate whether to consolidate transferees that previously were considered QSPEs. Transferor-imposed constraints on transferees whose sole purpose is to engage in securitization or asset-backed financing activities are evaluated in the same manner under the provisions of the ASU as transferor-imposed constraints on QSPEs were evaluated under the provisions of Topic 860 prior to the effective date of the ASU when determining whether a transfer of financial assets qualifies for sale accounting. The ASU also clarifies the Topic 860 sale-accounting criteria pertaining to legal isolation and effective control and creates more stringent conditions for reporting a transfer of a portion of a financial asset as a sale. The ASU is effective for periods beginning after December 15, 2009, and may not be early adopted. The Company is currently evaluating the impact of ASU 2009-16 on the Company’s consolidated financial statements.
In June 2009, the FASB issued FASB No. 167, Amendments to FASB Interpretation No. 46(R). FASB No. 167 amends FIN 46(R), Consolidation of Variable Interest Entities, and changes the consolidation guidance applicable to a variable interest entity (VIE). It also amends the guidance governing the determination of whether an enterprise is the primary beneficiary of a VIE, and is, therefore, required to consolidate an entity, by requiring a qualitative analysis rather than a quantitative analysis. The qualitative analysis will include, among other things, consideration of who has the power to direct the activities of the entity that most significantly impact the entity’s economic performance and who has the obligation to absorb losses or the right to receive benefits of the VIE that could potentially be significant to the VIE. This standard also required continuous reassessments of whether an enterprise was the primary beneficiary of a VIE only when specific events had occurred. QSPEs, which were previously exempt from the application of this standard, will be subject to the provisions of this standard when it becomes effective. FASB No. 167 also requires enhanced disclosures about an enterprise’s involvement with a VIE. FASB No. 167 will be effective for periods that begin after November 15, 2009. The Company expects that the adoption of FASB No. 167 will not have a material impact on its consolidated financial statements.
(Continued)

LION OIL COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements

April 30, 2010 and 2009
(p)	Reclassifications
Certain reclassifications have been made to the 2009 consolidated financial statements to conform with the 2010 presentation.
(2)	Inventories
A summary of inventories follows:

	April 30
	2010	2009

Finished petroleum products	$126,950,240	74,183,541
Finished petroleum products under exchange agreements	547,798	1,666,266
Crude oil	70,308,178	60,229,252
Intermediates	19,954,231	17,511,224
Raw materials and supplies	4,281,573	1,862,977

	222,042,020	155,453,260
Less LIFO reserve	56,097,230	39,240,426

	$165,944,790	116,212,834

(3)	Property and Equipment
A summary of property and equipment follows:

	April 30
	2010	2009

Land	$2,629,589	2,577,027
Buildings and improvements	7,286,264	5,328,790
Refinery and equipment	610,601,400	325,491,761
Pipelines and equipment	77,682,462	77,024,546
Terminals and equipment	6,363,903	6,305,862
Tractors, trailers, and automobiles	7,340,044	7,349,523
Other equipment	13,958,442	10,295,030
Construction in progress	56,854,850	246,779,874

	$782,716,954	681,152,413

Construction in progress consists primarily of costs incurred for refinery improvements. The Company estimates that it will incur approximately $9,047,000 to complete projects in progress at April 30, 2010.

(Continued)

LION OIL COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements

April 30, 2010 and 2009
The Company capitalizes interest costs as a component of the cost of construction in progress. Interest costs capitalized approximated $4,474,000 and $7,269,000 in 2010 and 2009, respectively.
(4)	Leases
As of April 30, 2010, minimum lease payments due under noncancelable operating leases are as follows:

Year ended April 30:
2011	$1,650,214
2012	769,110
2013	380,170
2014	78,918
2015	42,000

Total minimum lease payments	$2,920,412

Most of the Company’s leases require the Company to pay taxes, maintenance, and insurance applicable to the leased properties.
The Company recognizes rent expense on the straight-line method. Rent expense under operating leases was approximately $7,534,000 and $7,619,000 in 2010 and 2009, respectively.
(5)	Income Taxes
Components of income tax (expense) benefit are as follows:

	Federal	State	Total

2010:
Current	$39,738,115	4,581,090	44,319,205
Deferred	(41,201,211)	(4,776,703)	(45,977,914)

	$(1,463,096)	(195,613)	(1,658,709)

2009:
Current	$9,178,735	1,619,291	10,798,026
Deferred	(5,731,185)	(1,218,025)	(6,949,210)

	$3,447,550	401,266	3,848,816

(Continued)

LION OIL COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements

April 30, 2010 and 2009

Income tax (expense) benefit of $(1,658,709) for 2010 (effective rate of 55.1%) and $3,848,816 for 2009 (effective rate of 35.8%) differs from the expected amounts, computed by applying the U. S. Federal corporate rate of 35% to pretax earnings (loss), as follows:

	2010	2009

Computed expected tax (expense) benefit	$(1,053,385)	3,758,665
Increases (decreases) resulting from:
State income taxes (net of Federal income taxes)	(129,105)	264,836
Other	(476,219)	(174,685)

	$(1,658,709)	3,848,816

The tax effects of temporary differences that give rise to the deferred tax assets and deferred tax liabilities are presented below:

	April 30
	2010	2009
Deferred tax assets:
Accounts receivable, principally due to allowance for doubtful accounts	$287,315	365,991
Estimated environmental remediation liability, net of estimated recovery, due to deferral for tax purposes	1,306,963	2,457,910
Inventories, principally due to additional costs inventoried for tax purposes	1,719,307	355,147
State net operating loss	3,791,303	1,111,203
AMT credit carryforward	7,319,932	8,008,063
Ultra low sulfur diesel credit carryforward	19,587,589	—
Other	847,182	620,889

Total gross deferred tax assets	34,859,591	12,919,203

Deferred tax liabilities:
Equipment, principally due to differences in depreciation	(96,039,459)	(46,669,205)
Deferred turnaround costs	(22,492,393)	(3,932,945)
Other	(8,802)	(20,202)

Total gross deferred tax liabilities	(118,540,654)	(50,622,352)

Net deferred tax liabilities	$(83,681,063)	(37,703,149)

The net deferred tax liability of $83,681,063 as of April 30, 2010 is reflected in the consolidated balance sheet as a current asset of $2,063,318 and a noncurrent liability of $85,744,381. The net deferred tax liability of $37,703,149 as of April 30, 2009 is reflected in the consolidated balance sheet as a current asset of $670,974 and a noncurrent liability of $38,374,123.

(Continued)

LION OIL COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements

April 30, 2010 and 2009

The Company has determined, based on its history of profitable operations and expectations for the future, that the deferred tax assets will more likely than not be fully realized and that no valuation allowance is necessary at April 30, 2010 and 2009.

At April 30, 2010, the Company had various state net operating loss carryforwards of approximately $100,040,000, which were available to offset future taxable income over periods ranging from three to fifteen years as determined by applicable taxing jurisdictions.

(6)	Term Note Payable to Related Party
A summary of long-term debt follows:

	April 30
	2010	2009
Term note payable to related party	$455,368,051	268,513,137

Total long-term debt	$455,368,051	268,513,137

The Company has entered into an unsecured, long-term financing agreement between the Company and Ergon, the Company’s largest stockholder. Borrowings by the Company under this financing agreement were $455,368,051 at April 30, 2010 and $268,513,137 at April 30, 2009. The interest rate on borrowings under this agreement is based on a blended rate of Ergon’s consolidated credit facilities (3.185% at April 30, 2010). The principal balance outstanding under this agreement is due February 23, 2012. The Company has the ability to prepay some or all of the outstanding borrowings under this financing agreement and has exercised this prepayment option in the past.

Under the terms of the financing agreement with Ergon, discussed in the preceding paragraph, advances are made to the Company in connection with revolving financing agreements and senior notes payable between Ergon and several commercial lending institutions. Certain of Ergon’s subsidiaries, including the Company, are jointly and severally liable for outstanding obligations related to these financing agreements. Obligations under Ergon’s financing agreements for which the Company is a guarantor, consisted of borrowings of approximately $683,633,000 (unaudited) and outstanding letters of credit of approximately $281,328,000 (unaudited) at April 30, 2010. These financing agreements are discussed further below:

•
On May 31, 2001, Ergon issued $100,000,000 of 7.18% senior notes payable to a group of institutional investors. These notes are due in equal annual principal installments which began on May 31, 2006 and continue through May 31, 2011. On February 10, 2005, Ergon issued $100,000,000 of 5.17% senior notes payable to a group of institutional investors. These notes are due in annual principal installments which began on February 10, 2007 and continue through February 10, 2015. On May 20, 2008, Ergon issued $150,000,000 of 5.50% senior notes payable to a group of institutional investors. These notes are due in annual principal installments beginning May 20, 2010 and continue through May 20, 2018. On February 11, 2010, Ergon issued $50,000,000 of 6.64% senior notes payable to a group of institutional investors. These notes are due on February 11, 2018 and interest payments are due quarterly. The notes also contain certain restrictive covenants. Certain of Ergon’s subsidiaries, including the Company, are jointly and severally liable for outstanding borrowings related to these notes.

(Continued)

LION OIL COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements

April 30, 2010 and 2009
•
On March 10, 2008, Ergon entered into a $575,000,000 credit agreement with a group of lenders. The credit agreement expires in March 2013. The credit agreement contains certain restrictive covenants. Certain of Ergon’s subsidiaries, including the Company, are jointly and severally liable for outstanding borrowings related to this agreement.

At April 30, 2010, Ergon has secured approximately $250,902,000 in outstanding letters of credit on behalf of the Company. This amount is included in the total outstanding letters of credit discussed in the preceding paragraph. These letters of credit consist of four letters of credit to various vendors approximating $20,183,000 and letters of credit issued in favor of the Company’s principal crude oil suppliers approximating $230,719,000 (expiration dates range from June 2010 to August 2011). The Company pays fees on these letters of credit at rates ranging from 0.875% to 1.75% of the face amount of the letter of credit, depending on the applicable interest rate in effect under the credit agreement between Ergon and its lenders. Letter of credit fees of approximately $1,642,000 and $1,364,000 were paid by the Company during 2010 and 2009, respectively, and are included in interest and other financing costs (net of interest capitalized) in the accompanying consolidated statements of earnings (loss).

(7)	Management Contract and Related Party Transactions

The Company is managed by Ergon under a management contract whereby Ergon is paid a management fee by the Company. The fee is based on a percentage of earnings before income taxes and is included in accrued expenses and other current liabilities in the accompanying consolidated balance sheets. At April 30, 2010 and 2009, the amount of accrued management fees totaled $752,418 and $0, respectively. In the event of termination of the management contract by the Company without cause or by mutual agreement of the Company and Ergon, Ergon has the right, at its option, to purchase common stock of the Company equal to 20% of the total issued and outstanding capital stock as of the date of such termination. The purchase price of such stock would be the same as that of the original shares issued.

In the ordinary course of business, the Company makes purchases from and sales to Ergon and its subsidiaries as well as other stockholders of the Company. The Company’s management believes these transactions are at prevailing market prices.

(Continued)

LION OIL COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements

April 30, 2010 and 2009
Related party balances and transactions as of and for the years ended April 30, 2010 and 2009 follow (approximate amounts):

	2010	2009
Ergon and its subsidiaries:
Asphalt sales	$40,973,000	11,322,000
Light oil sales	250,000	236,000
Interest income	1,881,000	2,453,000
Other sales	280,000	3,413,000
Interest expense	14,488,000	10,363,000
Net purchases	11,187,000	9,787,000
Transportation expenses	4,000	3,746,000
Management fees	752,000	—
Data processing fees	1,121,000	1,160,000
Net amounts due to (from) Ergon at April 30	(869,000)	(1,383,000)
Receivable from Ergon at April 30	91,716,000	55,769,000
Note payable to Ergon at April 30	455,368,000	268,513,000

Long Brothers Oil Company:
Light oil sales	80,000	96,000
Crude oil purchases	4,933,000	6,226,000
Net amounts due to Long Brothers Oil Company at April 30	561,000	264,000

Delek US Holdings, Inc. (August 2008 — April 2010):
Light oil sales	8,489,000	9,657,000
Net amounts due from Delek US Holdings, Inc. at April 30	361,530	763,000
(8)	Defined Contribution Plan

The Company has a qualified defined contribution profit sharing and 401(k) plan covering substantially all permanent full-time employees. The Company makes annual contributions to the profit sharing plan in amounts determined by the board of directors. The Company matches employee 401(k) contributions based upon a stipulated percentage determined by the board of directors. During the years ended April 30, 2010 and 2009, the expense associated with the plan was approximately $1,056,000 and $1,499,000, respectively. The profit sharing contribution approved by the Company’s board of directors was 3% for the years ended April 30, 2010 and 2009.

(9)	Litigation and Contingencies

The Company has pending legal claims incurred in the normal course of business which, in the opinion of management, can be disposed of without material adverse effect on the financial position or results of operation of the Company.

(Continued)

LION OIL COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements

April 30, 2010 and 2009
(10)	Environmental Matters

In March 2003, with the consent of the Company, a Consent Decree (the Consent Decree) was filed in the United States District Court for the Western District of Arkansas in the case of United States of America and State of Arkansas v. Lion Oil Company. The Consent Decree resulted from negotiations involving representatives of the Company, the Environmental Protection Agency and the Arkansas Department of Environmental Quality with respect to a possible settlement of issues concerning the application of Federal and state air quality requirements to past and future operations of the Company’s El Dorado, Arkansas petroleum refinery. The Consent Decree was approved and entered by the Court on June 12, 2003. The Consent Decree required capital investments by the Company of approximately $44.7 million for the installation of certain pollution control and monitoring equipment at the Company’s refinery and requires changes in operational practices to reduce air emissions that go beyond current regulatory requirements. At April 30, 2010, there are no remaining capital investments expected to be incurred. In addition, the Consent Decree provides to the Company and its subsidiaries releases from liability for enforcement actions that relate to possible issues involving the application of air quality regulations at the Company’s refinery. The Consent Decree provides for the payment by the Company of agreed monetary penalties in the event of noncompliance with specified requirements of the Consent Decree.

The Company has completed an assessment process regarding possible remediation of active and inactive surface impoundments on certain property located adjacent to the Company’s petroleum refinery and certain solid waste management units within the refinery for compliance with environmental laws and regulations. The Company and its consulting engineers have investigated the identified areas and submitted a Corrective Measures Study (CMS), which regulatory authorities approved. As part of the CMS, a cost estimate was prepared for the proposed remediation costs required to comply with the Company’s hazardous waste permit and its RCRA Corrective Action Program. Such remediation costs are anticipated to be incurred over the next four to seven years. At April 30, 2010, the estimated remediation costs are estimated to fall within the range of $4,700,000 to $6,600,000. At April 30, 2010 and 2009, the Company has recorded liabilities of $5,525,000 and $10,965,000, respectively, in the accompanying consolidated financial statements. At April 30, 2010, $3,564,000 of this liability was recorded as a noncurrent liability and $1,961,000 was recorded as a current liability in accrued expenses and other current liabilities. At April 30, 2009, $5,267,400 of this liability was recorded as a noncurrent liability and $5,697,600 was recorded as a current liability in accrued expenses and other current liabilities.

On October 1, 1999, the Company entered into an agreement with the prior owner to share certain costs and responsibilities associated with the implementation of the CMS which, in the aggregate, should result in reimbursements to the Company of approximately $2,082,000 and $4,490,000, respectively, at April 30, 2010 and 2009, of the anticipated remediation costs outlined above. The Company has recorded a receivable in the accompanying consolidated financial statements representing the estimated amount to be reimbursed by the former owner under the CMS. At April 30, 2010, $1,442,200 of this receivable was recorded as a noncurrent receivable and $639,800 was recorded as a current asset in other receivables. At April 30, 2009, $1,809,200 of this receivable was recorded as a noncurrent receivable and $2,680,800 was recorded as a current asset in other receivables.

During fiscal 2010, the Company decreased the remediation liability $5,440,000 and the receivable from the prior refinery owner $2,408,000 based on revisions to the CMS and net remediation payments. As a result, the pretax reduction to expense in fiscal 2010 was $621,000. During fiscal 2009, the Company decreased the remediation liability $3,535,000 and the receivable from the prior refinery owner $1,410,000 based on revisions to the CMS and net remediation payments. As a result, the pretax charge to expense in fiscal 2009 was $993,000.

(Continued)

LION OIL COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements

April 30, 2010 and 2009

The above estimates of expenses and cost recovery are based on subjective factors, which are sensitive and susceptible to change. There can be no assurance that the proposed CMS will be completed within the cost estimates as outlined above. Therefore, it is reasonably possible that the estimates will change in the near term due to one or more future confirming events.

The Company must also comply with other environmental regulatory authorities in the normal course of business which, in the opinion of management, can be met without material adverse effect on the financial position of the Company.

(11)	Business, Credit, and Other Concentrations

The Company sells a majority of its finished products to customers in the oil and gas industry primarily in the southern United States. The Company performs on-going credit evaluations of its customers and generally does not require collateral on accounts receivable. The Company believes it maintains adequate allowances for any uncollectible accounts receivable, which historically have been minimal.

Approximately 38% of the Company’s workforce is subject to a collective bargaining agreement which expires August 1, 2011.
(12)	Fair Value of Financial Instruments

The Company’s financial instruments principally consist of cash and cash equivalents, short-term trade receivables and payables, long-term debt, and various derivative instruments. Due to their short-term nature, the fair value of trade receivables and payables approximates their carrying value. The carrying value of the Company’s long-term debt also approximates fair value based on interest rates that are believed to be available to the Company for debt with similar provisions provided for in the existing debt agreement. The fair value of natural gas contracts and crude oil and refined product futures and options contracts approximates the estimated settlement amounts. The fair value of natural gas contracts are estimated at their settlement amounts (see note 13) and are considered Level II inputs in accordance with ASC 820.

(13)	Derivatives and Hedging Activities

The Company uses futures and option contracts to reduce its exposure to the price volatility of certain raw material components of refined gasoline products as well as sales of those refined products. Increases or decreases in the fair value of the contracts generally offset changes in spot market prices. Although they are typically settled in cash, these contracts permit settlement by delivery of commodities. At April 30, 2010 and 2009, the Company had no contracts to sell or purchase crude oil or refined products. The earnings effect of the market value adjustment is recorded in cost of sales in the accompanying consolidated statements of earnings (loss). Net gains/(losses) of approximately $(399,000) and $701,000 related to the Company’s derivative activities are recorded in cost of sales in the accompanying 2010 and 2009 consolidated statements of earnings (loss), respectively, as such activities generally relate to raw material purchases.

(Continued)

LION OIL COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements

April 30, 2010 and 2009

These contracts are executed on the New York Mercantile Exchange, expose the Company to acceptable levels of market and credit risks, and may at times be concentrated with certain counterparties or groups of counterparties. The credit worthiness of counterparties is subject to continuing review and full performance is anticipated.

The Company also uses futures contracts to manage its exposure to natural gas fluctuations. These contracts are typically settled through delivery of the raw material; however, these contracts permit settlement in cash. These contracts do not extend beyond a one year period. The Company does not enter into these derivative instruments for speculative purposes. At April 30, 2010, the Company had contracts to purchase 154,000 MMBTU (1 MMBTU = 1 million British Thermal Units) of natural gas totaling approximately $613,000. At April 30, 2009, the Company had contracts to purchase 720,000 MMBTU of natural gas totaling approximately $6,015,000. At April 30, 2010, the fair value to settle these contracts approximated $32,000 and this asset was recorded in other assets in the accompanying 2010 consolidated balance sheet. At April 30, 2009, the fair value to settle these contracts approximated ($3,788,000) and this liability was recorded in accrued expenses and other current liabilities in the accompanying 2009 consolidated balance sheet.

(14)	Sale of Trade Accounts Receivable

The Company entered into an accounts receivable sale agreement (the Agreement) in February 2001 (subsequently amended in March 2010) with a related party whereby the Company sells on a continuous basis all eligible trade accounts receivable. The related party, a special-purpose, bankruptcy remote entity (the SPE), was formed under the laws of Mississippi for the sole purpose of acquiring and selling accounts receivable generated by the Company and other related parties. Under the terms of the Agreement, the Company transfers to the SPE all of the Company’s rights, title, and interest in the sold accounts receivables, and all monies due or to become due with respect to the sold receivables. This Agreement is in connection with certain accounts receivable securitization arrangements between other related parties and affiliates of the Company.

The purchase price for accounts receivable sold by the Company to the SPE is an amount equal to the carrying value of the outstanding balance of any accounts receivable sold, less a discount specified in the Agreement. The carrying value, less the specified discount, represents the estimated fair value of the sold accounts receivable. In the event that an outstanding balance of an account receivable sold to the SPE is reduced or canceled as a result of rejected or returned goods or services, discounts or credits issued to the customer after the transfer of the receivable to the SPE or as a result of a setoff in respect of any claim by a third party, then the SPE is entitled to a purchase price credit for such receivables. The Company retains servicing responsibilities for accounts receivable sold to the SPE, and, as specified in the Agreement, the Company receives monthly servicing fees for the servicing responsibilities retained under the Agreement. Servicing fees earned by the Company were $204,000 in 2010 and 2009, respectively, and is included in miscellaneous other income in the accompanying consolidated statements of earnings (loss).

(Continued)

LION OIL COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements

April 30, 2010 and 2009

The Company sold approximately $1,972,000,000 and $2,492,000,000 in accounts receivable to the SPE, which includes related excise tax, in fiscal 2010 and 2009, respectively. Net losses of approximately $2,085,000 in 2010 and $2,657,000 in 2009 on the sales of accounts receivable to the SPE, which principally consist of the discounts at which the accounts receivable are sold, are included in miscellaneous other income in the accompanying consolidated statements of earnings (loss). The Company also earned interest income on receivables from a related party in connection with sold accounts receivable. Interest earned by the Company approximated $1,881,000 and $2,453,000 during 2010 and 2009, respectively, and is included in miscellaneous other income in the accompanying consolidated statements of earnings (loss).

(15)	Other Matters

During August 2008, the Company incurred a business interruption due to a fire at its refinery. The assets destroyed were fully depreciated at the time of the fire; therefore, no loss resulted from the write-off of the related assets. The Company received insurance proceeds of $1,353,621 related to property casualty losses and $5,465,635 related to its business interruption claim for the August 2008 fire during the year ended April 30, 2010. These amounts are classified in recoveries from insurance proceeds in the related 2010 consolidated statement of earnings (loss).

(16)	Subsequent Events

The Company has evaluated subsequent events from the balance sheet date through September 8, 2010, the date at which the consolidated financial statements were available to be issued, and determined there were no items to disclose.